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                                                                     EXHIBIT 3.2

                             CERTIFICATE OF MERGER

                                    MERGING

                         ON COMMAND MERGER CORPORATION

                                 WITH AND INTO

                          ON COMMAND VIDEO CORPORATION


                    (Pursuant to Section 251 of the General
                          Corporation Law of Delaware)


         On Command Video Corporation, a Delaware corporation ("OCV"), and On Command Merger Corporation ("Merger Sub") do hereby certify:

         FIRST:       That each of OCV and Merger Sub is incorporated pursuant
to the General Corporation Law of the State of Delaware.

         SECOND:      That each of OCV and Merger Sub has approved, adopted,
certified, executed and acknowledged an Agreement and Plan of Merger, dated as of August 13, 1996 (the "Merger Agreement"), among On Command Corporation, a Delaware corporation and the direct parent of Merger Sub ("OCC"), Merger Sub and OCV, all in accordance with Section 251 of the General Corporation Law of Delaware.

         THIRD:       That, pursuant to the Merger Agreement, Merger Sub shall
merger with and into OCV, with OCV as the surviving corporation. After giving effect to the merger of Merger Sub with and into OCV, the separate corporate existence of Merger Sub will cease and the Certificate of Incorporation and Bylaws of OCV, as in effect immediately prior to the merger, will be the Certificate of Incorporation and Bylaws of OCV as the surviving corporation.

         FOURTH:      That the executed Merger Agreement is on file at the
principal place of business of the OCV, as surviving corporation, located at 3301 Olcott Street, Santa Clara, California 95054; telephone (408) 496-1800.

         FIFTH:       That a copy of the Merger Agreement will be furnished by
OCV, as surviving corporation, on request and without cost, to any stockholder of OCV or Merger Sub.





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         IN WITNESS WHEREOF, each of OCV and Merger Sub has caused this certificate to be signed by, in the case of OCV, Robert Snyder, its Chief Executive Officer, and, in the case of Merger Sub, Arthur M. Aaron, its Executive Vice President--Business and Legal Affairs, this ____ day of ______, 1996.

                                  ON COMMAND VIDEO CORPORATION


                                  By:
                                     ------------------------------------------
                                        Robert Snyder
                                        Chief Executive Officer

Attest:

By:
   ------------------------

                                  ON COMMAND MERGER CORPORATION


                                  By:
                                     ------------------------------------------
                                        Arthur M. Aaron
                                        Executive Vice President--Business and
                                        Legal Affairs

Attest:

By:
   -----------------------




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